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Exhibit 24.1

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Donald Macleod, Lewis Chew and Todd M. DuChene, and each of them singly, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him in any and all capacities, to sign the Registration Statement with which this Power of Attorney is filed and any and all amendments (including post-effective amendments) to this Registration Statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and to file the same, with exhibits thereto and other documents in connection therewith, with the SEC, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorney-in-fact and agent or his substitutes may do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ DONALD MACLEOD Donald Macleod	Chief Executive Officer (Principal Executive Officer) and Director	March 8, 2010
/s/ LEWIS CHEW Lewis Chew	Senior Vice President, Finance and Chief Financial Officer (Principal Financial Officer)	March 8, 2010
/s/ JAMIE E. SAMATH Jamie E. Samath	Corporate Controller (Principal Accounting Officer)	March 8, 2010
/s/ BRIAN L. HALLA Brian L. Halla	Chairman of the Board of Directors	March 8, 2010
/s/ STEVEN R. APPLETON Steven R. Appleton	Director	March 11, 2010
/s/ GARY P. ARNOLD Gary P. Arnold	Director	March 10, 2010
/s/ RICHARD J. DANZIG Richard J. Danzig	Director	March 10, 2010
/s/ JOHN T. DICKSON John T. Dickson	Director	March 11, 2010

Signature	Title	Date

/s/ ROBERT J. FRANKENBERG Robert J. Frankenberg	Director	March 11, 2010
/s/ MODESTO A. MAIDIQUE Modesto A. Maidique	Director	March 16, 2010
/s/ EDWARD R. MCCRACKEN Edward R. McCracken	Director	March 11, 2010
/s/ RODERICK C. MCGEARY Roderick C. McGeary	Director	March 11, 2010

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  Exhibit 24.1
POWER OF ATTORNEY